SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2003

                               R-TEC HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            IDAHO                            82-0515707
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

1471 E. COMMERCIAL AVE., BOISE, IDAHO        83642
(Address of Principal Executive Office)       (Zip Code)

                                 (208) 887-0953
                Registrant's Telephone No., including area code:

Indicate by a check mark whether Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days.

                                                                  YES |X| NO |_|

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Item 5. Other Events.

a) The Registrant received the resignation of Douglas G. Hastings as President and CEO of the Company effective December 3, 2003. Mr. Hastings cited the difficult times the Company was going through and the need to run the Company with a different focus. He emphasized that he plans to continue working with the Company in some other capacity to assist in developing its Interconnect division. Mr. Hastings indicated that Michael Montgomery, the Company's current CFO, will take over the day-to-day business operations on a temporary basis, pending board approval.

b) The Registrant, through its wholly owned subsidiary, R-Tec Corporation, reports that it has closed its automation division due to a continued downturn in automation projects. In conjunction with the closing of the automation division, 5 employees working in the automation division were laid off indefinitely.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               R-Tec Holding, Inc.
                                               (Registrant )


Date: December 8, 2003                             By: /s/ Douglas G. Hastings
                                                       -----------------------
                                                   Douglas G. Hastings
                                                   President


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                                  EXHIBIT INDEX

EXHIBIT                     DESCRIPTION

No Exhibits


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